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                                                                     EXHIBIT 4.4

                     NON-QUALIFIED STOCK OPTION AGREEMENT

1.       Grant of Option.
         ---------------

    AstroPower, Inc., a Delaware corporation (the "Company"), hereby grants to Allen M. Barnett (the "President"), an option, to purchase an aggregate of 90,000 shares of Common Stock, $.01 par value ("Common Stock"), of the Company at a price of $12.13 per share, purchasable as set forth in and subject to the terms and conditions of this option. Except where the context otherwise requires, the term "Company" shall include the parent and all subsidiaries of the Company as defined in Sections 425(e) and 425(f) of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Non-qualified Stock Option.
         --------------------------

     This option is not intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.


3.       Exercise of Option and Provisions for Termination.
         -------------------------------------------------

         (a)   Vesting Schedule

Except as otherwise provided in this Agreement, this option may be exercised prior to the tenth Anniversary of the date of grant (hereinafter the "Expiration Date") in installments as to not more than the number of shares and during the respective installment periods set forth in the table below. The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option.

                  Vesting Period                     Total No. of Shares

                  On or after 12/6/99
                  But prior to 12/6/00                        22,500

                  On or after 12/6/00
                  But prior to 12/6/01                        22,500

                  On or after 12/6/01
                  But prior to 12/6/02                        22,500

                  On or after 12/6/03                         22,500
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                  This option may not be exercised at any time on or after the
Expiration Date.

          (b)      Exercise Procedure.
                   ------------------

Subject to the conditions set forth in this Agreement, this option shall be exercised by the Director's delivery of written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefore and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Director may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

          (c)      Exercise Period Upon Death or Disability.
                   ----------------------------------------

                   If the Director dies or becomes disabled (with the meaning of
                   Section 22(e)(3) of the Code or any successor provision thereto), this option shall be exercisable, within the period of one year following the date of death or disability of the Director (but in no event after the Expiration Date), by the Director or by the person to whom this option is transferred by will or the laws of descent and distribution, provided
                                                                    --------
                   that this option shall be exercisable only to the extent that
                   ----
                   this option was exercisable by the Director on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Director", as used in this option, shall be deemed to include the estate of the Director or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Director.

4.       Payment of Purchase Price.
         -------------------------

         Method of Payment.
         -----------------

         Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery to the Company of cash or a check to the order of the Company in the amount equal to the purchase price of such shares.

5.       Delivery of Shares; Compliance with Securities Laws, Etc.
         ---------------------------------------------------------

          (a)      General.
                   -------

                   The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Director, provided that if any law or
                                                   -------- ----
                   regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

          (b)      Listing, Qualification, Etc.
                   ---------------------------

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This option shall be subject to the requirement that, if at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

6.       Nontransferability of Option.
         ----------------------------

    Except as provided in paragraph (c) of Section 3, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

7.       Rights as a Shareholder.
         -----------------------

    The Director shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option unless and until a certificate representing such shares is duly issued and delivered to the Director. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

8.       Adjustments.
         -----------

         (a)      General.
                  -------

If, as a result of a merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the outstanding shares of Common Stock or other securities, the outstanding shares of Common Stock are increased or decreased, or are exchanged for a different number or kind of shares or other securities, or additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the number and kind of shares or other securities subject to this option and (ii) the price for each share subject to this option, without changing the aggregate purchase price as to which this option remains exercisable.


                                       5
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         (b)      Authority to Make Adjustments.
                  -----------------------------

Adjustments under this Section 8 will be made by a Committee of the Board of Directors appointed by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this option on account of any such adjustments.

         (c)      Limits on Adjustments.
                  ---------------------

No adjustment shall be made under this Section 9 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Director.

9.       Mergers, Etc.
         -------------

    In the event of a consolidation or merger in which the Company is not the surviving corporation, or which results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person, entity or group of persons or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the assets of the Company, or in the event of a reorganization or liquidation of the Company, prior to the Expiration Date or termination of this option, the Director shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 10 of the Plan.

10.      Change in Control
         -----------------

         Notwithstanding anything to the contrary herein, in the case of a Change in Control of the Company, this option granted shall terminate on the later of (i) ninety (90) days after the occurrence of such Change in Control, and (ii) seven (7) months following the date of grant of each such option, and an option holder shall have the right, commencing at least five (5) days prior to such Change in Control and subject to any other limitation on exercise of an option in effect on the date of exercise, to immediately exercise any option in full, without regard to any vesting limitations, to the extent it shall not have been previously exercised.

                                       6
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11.      Withholding Taxes.
         -----------------

         The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Director's satisfaction of all applicable federal, state and local income tax withholding requirements.

12.      Investment Representation; Legend.
         ---------------------------------

         (a)      Representations.
                  ---------------

               (i.) Any shares purchased upon exercise of this option be acquired for the Director's account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the Securities Act") or any rule or regulation under the Securities Act.

               (ii.) The Director has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Director to evaluate the merits and risks of his or her investment in the Company.

               (iii.) The Director is able to bear the economic risk of holding shares acquired pursuant to the exercise of this option for an indefinite period.

               (iv.) The Director understands that (A) the shares acquired pursuant to the exercise of this option may not be registered under the Securities Act and if not so registered will be "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of the option and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with.

By making payment upon exercise of this option, the Director shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 12.

     (b)      Legend on Stock Certificates

              All stock certificates representing share of Common Stock issued to the Director upon exercise of this option which are not registered under the Securities Act shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

"The shares of stock represented by this certificate have not been registered under the Securities

                     Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company, to the effect that registration under such Act is not required".

13.      Miscellaneous.
         -------------

         (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the President.

         (b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

         (c) This option shall be governed by and construed in accordance with the laws of the State of Delaware.



                              AstroPower, Inc.


                              By:  /s/ Thomas J. Stiner
                              ----------------------------------------------
                                Sr. Vice President and Chief Financial Officer

                                       8
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                                  ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

/s/ Allen M. Barnett                        Address:    _____________________
------------------------------------
      Signature                                     ___________________________

-----------------------------------                 ___________________________
        Date
                                                    ___________________________



------------------------------------------------------------------------------
Date of Grant:             12/6/99
Name:                      Allen M. Barnett
Shares Granted:            90,000
------------------------------------------------------------------------------


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